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EXHIBIT 4













                              AFLAC INCORPORATED

                      EXECUTIVE DEFERRED COMPENSATION PLAN









































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                            AFLAC INCORPORATED

                    EXECUTIVE DEFERRED COMPENSATION PLAN


     Effective as of the 1st day of January, 1999, AFLAC Incorporated (the "Controlling Company") hereby establishes the AFLAC Incorporated Executive Deferred Compensation Plan (the "Plan").


                           BACKGROUND AND PURPOSE

     A. GOAL: The Controlling Company desires to provide its designated key management employees (and those of its affiliated companies that participate in the Plan) with an opportunity (i) to defer the receipt and income taxation of a portion of such employees' annual compensation and stock options, and (ii) to the extent (if any) determined from time-to-time by the Controlling Company, to provide such employees with additional deferred compensation provided by the respective employers.

     B. PURPOSE: The purpose of the Plan document is to set forth the terms and conditions pursuant to which these deferrals may be made and to describe the nature and extent of the employees' rights to their deferred amounts.

     C. TYPE OF PLAN: The Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees.


                          STATEMENT OF AGREEMENT

     To establish the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions as follows:























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                             AFLAC INCORPORATED
                     EXECUTIVE DEFERRED COMPENSATION PLAN


                             TABLE OF CONTENTS
                                                                      Page
ARTICLE I     DEFINITIONS..........................................     1
     1.1        Account............................................     1
     1.2        Administrative Committee...........................     1
     1.3        Affiliate..........................................     1
     1.4        Annual Bonus.......................................     1
     1.5        Annual Bonus Election..............................     1
     1.6        Beneficiary........................................     1
     1.7        Board..............................................     1
     1.8        Business Day.......................................     1
     1.9        Change in Control..................................     1
     1.10       Code...............................................     2
     1.11       Company Stock......................................     2
     1.12       Company Stock Fund.................................     2
     1.13       Company Stock Unit.................................     2
     1.14       Compensation.......................................     3
     1.15       Controlling Company................................     3
     1.16       Deferral Contributions.............................     3
     1.17       Deferral Election..................................     3
     1.18       Discretionary Contributions........................     3
     1.19       Effective Date.....................................     3
     1.20       Eligible Employee..................................     3
     1.21       ERISA..............................................     3
     1.22       Financial Hardship.................................     3
     1.23       Investment Election................................     4
     1.24       Investment Funds...................................     4
     1.25       Matching Contributions.............................     4
     1.26       Net Option Shares..................................     4
     1.27       Participating Company..............................     4
     1.28       Participant........................................     4
     1.29       Plan...............................................     4
     1.30       Plan Year..........................................     4
     1.31       Social Security Tax Shares.........................     4
     1.32       Stock Option.......................................     4
     1.33       Stock Option Contributions.........................     5
     1.34       Stock Option Election..............................     5
     1.35       Surviving Spouse...................................     5
     1.36       Trust or Trust Agreement...........................     5
     1.37       Trustee............................................     5
     1.38       Trust Fund.........................................     5
     1.39       Valuation Date.....................................     5

ARTICLE II    ELIGIBILITY AND PARTICIPATION........................     5
     2.1        Eligibility........................................     5
                 (a)  Annual Participation.........................     5
                 (b)  Interim Plan Year Participation..............     5
     2.2        Procedure for Admission............................     5
     2.3        Cessation of Eligibility...........................     6




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ARTICLE III   PARTICIPANTS' ACCOUNTS; DEFERRALS AND CREDITING......     6
     3.1        Participants' Accounts.............................     6
                 (a)  Establishment of Accounts....................     6
                 (b)  Nature of Contributions and Accounts.........     6
                 (c)  Several Liabilities..........................     6
                 (d)  General Creditors............................     7
     3.2        Deferral Contributions.............................     7
                 (a)  Effective Date...............................     7
                 (b)  Term.........................................     7
                 (c)  Amount.......................................     8
                 (d)  Revocation...................................     8
                 (e)  Annual Bonus Election........................     8
                 (f)  Crediting of Deferral Contributions..........     9
     3.3        Matching Contributions.............................     9
     3.4        Discretionary Contributions........................     9
     3.5        Stock Option Contributions.........................     9
                 (a)  Election Specifics........./.................     9
                 (b)  Timing of Election...........................    10
                 (c)  Term.........................................    10
                 (d)  Exercise of Stock Options....................    10
     3.6        Debiting of Distributions..........................    10
     3.7        Crediting of Earnings..............................    10
                 (a)  General Rule.................................    11
                       (i)   Rate of Return........................    11
                       (ii)  Amount Invested.......................    11
                       (iii) Determination of Amount...............    11
                 (b)  Cash Dividends...............................    11
                 (c)  Adjustments for Stock Dividends and Splits...    11
     3.8        Value of Account...................................    11
                 (a)  General Rule.................................    11
                 (b)  Value of Company Stock.......................    12
     3.9        Vesting............................................    12
                 (a)  General......................................    12
                 (b)  Change in Control............................    13
     3.10       Notice to Participants of Account Balances.........    13
     3.11       Good Faith Valuation Binding.......................    13
     3.12       Errors and Omissions in Accounts...................    13

ARTICLE IV    INVESTMENT FUNDS.....................................    13
     4.1        Selection by Administrative Committee..............    13
     4.2        Participant Direction of Deemed Investments........    13
                 (a)  Nature of Participant Direction..............    13
                 (b)  Investment of Contributions..................    14
                 (c)  Investment of Existing Account Balances......    14
                 (d)  Administrative Committee Discretion..........    14

ARTICLE V     PAYMENT OF ACCOUNT BALANCES..........................    14
     5.1        Benefit Payments Upon Termination of Service for
                 Reasons Other Than Death..........................    14
                 (a)  General Rule Concerning Benefit Payments.....    14
                 (b)  Timing of Distribution.......................    15
     5.2        Form of Distribution...............................    15
                 (a)  Single-Sum Payment...........................    15
                 (b)  Annual Installments..........................    15
                 (c)  Multiple Forms of Distributions..............    16
                 (d)  Change in Control............................    16
                 (e)  Form of Assets...............................    16

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     5.3        Death Benefits.....................................    16
     5.4        In-Service Distributions...........................    17
                 (a)  Hardship Distributions.......................    17
                 (b)  Distributions with Forfeiture................    17
     5.5        Beneficiary Designation............................    17
                 (a)  General......................................    17
                 (b)  No Designation or Designee Dead or Missing...    17
     5.6        Taxes..............................................    18

ARTICLE VI    CLAIMS...............................................    18
     6.1        Claims.............................................    18
                 (a)  Initial Claim................................    18
                 (b)  Appeal.......................................    18
                 (c)  Satisfaction of Claims.......................    18

ARTICLE VII   SOURCE OF FUNDS; TRUST...............................    19
     7.1        Source of Funds....................................    19
     7.2        Trust..............................................    19
                 (a)  Establishment................................    19
                 (b)  Distributions................................    19
                 (c)  Status of the Trust..........................    19
                 (d)  Change in Control............................    20

ARTICLE VIII  ADMINISTRATIVE COMMITTEE.............................    20
     8.1        Action.............................................    20
     8.2        Rights and Duties..................................    20
     8.3        Compensation, Indemnity and Liability..............    21

ARTICLE IX    AMENDMENT AND TERMINATION............................    21
     9.1        Amendments.........................................    21
     9.2        Termination of Plan................................    21

ARTICLE X     MISCELLANEOUS........................................    22
    10.1        Taxation...........................................    22
    10.2        No Employment Contract.............................    22
    10.3        Headings...........................................    22
    10.4        Gender and Number..................................    22
    10.5        Assignment of Benefits.............................    22
    10.6        Legally Incompetent................................    22
    10.7        Governing Law......................................    22


















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                                   ARTICLE I
                                  DEFINITIONS

     For purposes of the Plan, the following terms, when used with an initial capital letter, shall have the meaning set forth below unless a different meaning plainly is required by the context.

     1.1 ACCOUNT shall mean, with respect to a Participant or Beneficiary, the total dollar amount or value evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary.

     1.2 ADMINISTRATIVE COMMITTEE shall mean the Compensation Committee of the Board; provided, the Board may, in its discretion, choose to appoint some other administrative committee to serve in such capacity. The Administrative Committee shall act on behalf of the Controlling Company to administer the Plan, all as provided in Article VIII.

     1.3 AFFILIATE shall mean (i) any corporation or other entity that is required to be aggregated with the Controlling Company under Code Sections 414(b), (c), (m) or (o), and (ii) any other entity in which the Controlling Company has an ownership interest and which the Controlling Company designates as an Affiliate for purposes of the Plan.

     1.4 ANNUAL BONUS shall mean that portion of an Eligible Employee's Compensation designated by the Administrative Committee as an annual bonus payable with respect to services performed during a Plan Year.

     1.5 ANNUAL BONUS ELECTION shall mean a written, electronic or other form of election pursuant to which a Participant may elect to defer under the Plan all or a portion of his Annual Bonus.

     1.6 BENEFICIARY shall mean, with respect to a Participant, the person(s) designated in accordance with Section 5.5 to receive any death benefits that may be payable under the Plan upon the death of the Participant.

     1.7  BOARD shall mean the Board of Directors of the Controlling
Company.

     1.8 BUSINESS DAY shall mean each day on which the Trustee operates, and is open to the public, for its business.

     1.9 CHANGE IN CONTROL shall mean the occurrence of any of the following events:

          (a) Any Person is or becomes the beneficial owner, directly or indirectly, of securities of the Controlling Company representing 30% or more of the combined voting power of the Controlling Company's then outstanding securities; provided, for purposes of this subsection (a), securities acquired directly from the Controlling Company or its Affiliates shall not be taken into account as securities beneficially owned by such Person;

          (b) During any period of 2 consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an

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agreement with the Controlling Company to effect a transaction described in subsection (a), (c) or (d) hereof) whose election by the Board or nomination for election by the Controlling Company's shareholders was approved by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

          (c) The shareholders of the Controlling Company approve a merger or consolidation of the Controlling Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Controlling Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Controlling Company, at least 75% of the combined voting power of the voting securities of the Controlling Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Controlling Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Controlling Company's then outstanding securities; or

          (d) The shareholders of the Controlling Company approve a plan of complete liquidation of the Controlling Company or an agreement for the sale or disposition by the Controlling Company of all or substantially all of the Controlling Company's assets.

     As used herein, the term "Person" shall have the meaning given in
Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof; provided, a Person shall not include (i) the Controlling Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Controlling Company or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the shareholders of the Controlling Company in substantially the same proportions as their ownership of stock of the Controlling Company.

     1.10 CODE shall mean the Internal Revenue Code of 1986, as amended, and any succeeding federal tax provisions.

     1.11 COMPANY STOCK shall mean the $.10 par value common stock of the Controlling Company.

     1.12 COMPANY STOCK FUND shall mean an Investment Fund the rate of return of which shall be determined as if the amounts deemed invested therein have been invested in shares of Company Stock. The aggregate of all Company Stock Units under the Plan shall constitute the Company Stock Fund.

     1.13 COMPANY STOCK UNIT shall mean an accounting entry that is equal in value at any time to the current fair market value of one share of Company Stock, and that represents an unsecured obligation to pay that amount to a Participant in accordance with the terms of the Plan. A Stock Unit shall not carry any voting, dividend or other similar rights and shall not constitute an option or any other right to acquire any equity securities of the Company.

     1.14 COMPENSATION shall mean, for a Participant for any Plan Year, the total of such Participant's cash compensation for such Plan Year paid or payable in a regular paycheck or bonus paycheck while an active Participant in the Plan, plus any amounts deferred at the election of the Participant under any plan described in Code Section 125 or Code Section 401(k) for such Plan Year, plus his Deferral Contributions for such Plan Year.

     1.15 CONTROLLING COMPANY shall mean AFLAC Incorporated, a Georgia corporation with its principal place of business in Columbus, Georgia.

     1.16 DEFERRAL CONTRIBUTIONS shall mean, for each Plan Year, that portion of a Participant's Compensation (inclusive of Annual Bonus deferrals) deferred under the Plan pursuant to Section 3.2.

     1.17 DEFERRAL ELECTION shall mean a written, electronic or other form of election pursuant to which a Participant may elect to defer under the Plan a portion of his Compensation (other than his Annual Bonus).

     1.18 DISCRETIONARY CONTRIBUTIONS shall mean the amount (if any) credited to a Participant's Account pursuant to Section 3.4.

     1.19 EFFECTIVE DATE shall mean January 1, 1999, the date that the Plan initially shall be effective.

     1.20 ELIGIBLE EMPLOYEE shall mean, for a Plan Year, an individual who is a U.S. based employee of a Participating Company and who is an officer (other than an Assistant Vice President) of such Participating Company.
The Compensation Committee of the Board, from time to time and in its sole discretion, may designate such other individuals, on an individual basis or as part of a specified group, as eligible to participate in the Plan.

     1.21 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.22 FINANCIAL HARDSHIP shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of the Participant's dependent [as defined in Code
Section 152(a)], loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined by the Administrative Committee on the basis of the facts of each case, including information supplied by the Participant in accordance with uniform guidelines prescribed from time to time by the Administrative Committee; provided, the Participant will be deemed not to have a Financial Hardship to the extent that such hardship is or may be relieved:

          (a) Through reimbursement or compensation by insurance or otherwise;

          (b) By liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship; or

          (c)  By cessation of deferrals under the Plan.

     Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

     1.23 INVESTMENT ELECTION shall mean an election, made in such form as the Administrative Committee may direct, pursuant to which a Participant may elect the Investment Funds in which the amounts credited to his Account shall be deemed to be invested.

     1.24 INVESTMENT FUNDS shall mean the investment funds selected from time to time by the Administrative Committee for purposes of determining the rate of return on amounts deemed invested pursuant to the terms of the Plan.

     1.25 MATCHING CONTRIBUTIONS shall mean, the amount (if any) credited to a Participant's Account pursuant to Section 3.3.

     1.26 NET OPTION SHARES shall mean, with respect to a Participant who pays the exercise price of, and thereby exercises, a Stock Option by surrendering (in a manner more fully described in Section 3.5) shares of Company Stock, a number of shares of Company Stock equal to the difference between (i) the shares of Company Stock for which the Stock Option is exercised; and (ii) the total of (A) the number of his shares surrendered to pay the exercise price thereof, and (B) the number of Social Security Tax Shares.

     1.27 PARTICIPATING COMPANY shall mean, as of the effective date, the Controlling Company and its Affiliates that are designated by the Controlling Company on Exhibit A hereto, as Participating Companies herein. In addition, any other Affiliate in the future may adopt the Plan with the consent of the Compensation Committee of the Board, and such Affiliate's name shall be added to Exhibit A.

     1.28 PARTICIPANT shall mean any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II.

     1.29 PLAN shall mean the AFLAC Incorporated Executive Deferred Compensation Plan, as contained herein and all amendments hereto. For tax purposes and purposes of Title I of ERISA, the Plan is intended to be an unfunded, nonqualified deferred compensation plan covering certain designated employees who are within a select group of key management or highly compensated employees.

     1.30 PLAN YEAR shall mean the 12-consecutive-month period ending on December 31 of each year.

     1.31 SOCIAL SECURITY TAX SHARES shall mean the number of shares of Company Stock that are withheld from the exercise of a Stock Option subject to a Stock Option Election and that are used to pay the Participant's portion of any Social Security or other taxes due as a result of the Stock Option exercise and deferral.

     1.32 STOCK OPTION shall mean, with respect to a Participant, an option to purchase shares of the Controlling Company awarded to the Participant under any stock option program of the Controlling Company.

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     1.33  STOCK OPTION CONTRIBUTIONS shall mean that portion of a
Participant's Net Option Shares deferred under the Plan pursuant to Section
3.5.

     1.34 STOCK OPTION ELECTION shall mean a written, electronic or other form of election pursuant to which a Participant may elect to defer under the Plan the receipt of all or a portion of the Net Option Shares payable to him upon his exercise of a Stock Option, as more fully described in
Section 3.5.

     1.35 SURVIVING SPOUSE shall mean, with respect to a Participant, the person who is treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant's Surviving Spouse shall be made as of the date of such Participant's death.

     1.36 TRUST OR TRUST AGREEMENT shall mean the separate agreement or agreements between the Controlling Company and the Trustee governing the creation of the Trust Fund, and all amendments thereto.

     1.37 TRUSTEE shall mean the party or parties so designated from time to time pursuant to the terms of the Trust Agreement.

     1.38 TRUST FUND shall mean the total amount of cash and other property held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

     1.39 VALUATION DATE shall mean each Business Day; provided, the value of an Account on a day other than a Valuation Date shall be the value determined as of the immediately preceding Valuation Date.


                                ARTICLE II
                        ELIGIBILITY AND PARTICIPATION

     2.1  ELIGIBILITY.

          (a) ANNUAL PARTICIPATION. Each individual who is an Eligible Employee as of the first day of a Plan Year shall be eligible to participate in the Plan for the entire Plan Year. Such individual's participation shall become effective as of the first day of such Plan Year (assuming he satisfies the procedures for admission described below).

          (b) INTERIM PLAN YEAR PARTICIPATION. Each individual who becomes an Eligible Employee during a Plan Year shall be eligible to participate in the Plan for a portion of such Plan Year. Such individual's participation shall become effective as of the first day of the calendar month coinciding with or next following the date he becomes an Eligible Employee (assuming he satisfies the procedures for admission described below).

     2.2  PROCEDURE FOR ADMISSION.

          Each Eligible Employee shall become a Participant by completing such forms and providing such data in a timely manner, as are required by the Administrative Committee as a precondition of participation in the Plan. Such forms and data may include, without limitation, a Deferral

Election, an Annual Bonus Election and/or Stock Option Election, the Eligible Employee's acceptance of the terms and conditions of the Plan, and the designation of a Beneficiary to receive any death benefits payable hereunder.

     2.3  CESSATION OF ELIGIBILITY.

          The Administrative Committee may remove an employee from active participation in the Plan if, as of any day during a Plan Year, he ceases to satisfy the criteria which qualified him as an Eligible Employee, in which case his deferrals under the Plan shall cease. Even if his active participation in the Plan ends, an employee shall remain an inactive Participant in the Plan until the earlier of (i) the date the full amount of his vested Account (if any) is distributed from the Plan, or (ii) the date he again becomes an Eligible Employee and recommences participation in the Plan. During the period of time that an employee is an inactive Participant in the Plan, his Account shall continue to be credited with earnings as provided for in Section 3.7.


                                ARTICLE III
                PARTICIPANTS' ACCOUNTS; DEFERRALS AND CREDITING

     3.1  PARTICIPANTS' ACCOUNTS.

          (a) ESTABLISHMENT OF ACCOUNTS. The Administrative Committee shall establish and maintain, on behalf of each Participant, an Account. Each Account shall be credited with (i) Deferral Contributions, (ii) Matching Contributions, (iii) Discretionary Contributions, (iv) Stock Option Contributions, and (v) earnings attributable to such Account, and shall be debited by the amount of all distributions. Each Account of a Participant shall be maintained until the value thereof has been distributed to or on behalf of such Participant or his Beneficiary.

          (b) NATURE OF CONTRIBUTIONS AND ACCOUNTS. The amounts credited to a Participant's Account shall be represented solely by bookkeeping entries. Except as provided in Article VII, no monies or other assets shall actually be set aside for such Participant, and all payments to a Participant under the Plan shall be made from the general assets of the Participating Companies.

          (c) SEVERAL LIABILITIES. Each Participating Company shall be severally (and not jointly) liable for the payment of benefits under the Plan in an amount equal to the total of (i) all undistributed Deferral Contributions withheld from Participant's Compensation paid or payable by each such Participating Company, (ii) all undistributed Matching Contributions attributable to such Deferral Contributions, (iii) all undistributed Discretionary Contributions credited while such Participant was employed by such Participating Company, (iv) all undistributed Stock Option Contributions attributable to the exercise of a Stock Option by the Participant while employed by such Participating Company, and (v) all investment earnings attributable to the amounts described in clauses (i)-
(iv) hereof. The Administrative Committee shall allocate the total liability to pay benefits under the Plan among the Participating Companies pursuant to this formula, and the Administrative Committee's determination shall be final and binding.

          (d) GENERAL CREDITORS. Any assets which may be acquired by a Participating Company in anticipation of its obligations under the Plan shall be part of the general assets of such Participating Company. A Participating Company's obligation to pay benefits under the Plan constitutes a mere promise of such Participating Company to pay such benefits, and a Participant or Beneficiary shall be and remain no more than an unsecured, general creditor of such Participating Company.

     3.2  DEFERRAL CONTRIBUTIONS.

          Each Eligible Employee who is or becomes eligible to participate in the Plan for all or any portion of a Plan Year may elect to have Deferral Contributions made on his behalf for such Plan Year by completing and delivering to the Administrative Committee (or its designee) a Deferral Election and/or Annual Bonus Election setting forth the terms of his election. Subject to the terms and conditions set forth below, a Deferral Election may provide for the reduction of an Eligible Employee's Compensation (exclusive of Annual Bonus amounts) payable in each regular paycheck earned during the Plan Year for which the Deferral Election is in effect, and an Annual Bonus Election shall provide for the reduction of an Eligible Employee's Annual Bonus payable during the Plan Year for which the Annual Bonus Election is in effect; provided, if the total of the Participant's deferrals under any Affiliates' Section 401(k) and 125 plans and the Plan exceed 100% of his Compensation, the Section 401(k) and 125 plan deferrals shall be made first, and the remaining Compensation shall be deferred under the Plan. Subject to any modifications, additions or exceptions that the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to such elections:

          (a)  EFFECTIVE DATE.

               (i) INITIAL DEFERRAL ELECTION. A Participant's initial Deferral Election with respect to his Compensation for any Plan Year shall be effective for the first regular paycheck earned after the date the Deferral Election is submitted and becomes effective. To be effective, a Participant's initial Deferral Election must be made within the time period prescribed by the Administrative Committee (generally, before the first day of the Plan Year for which Deferral Contributions will be made, or, if later, within 30 days after the date on which his participation becomes effective pursuant to Plan Section 2.1(b)). If an Eligible Employee fails to submit a Deferral Election in a timely manner, he shall be deemed to have elected not to participate in the Plan for that Plan Year with respect to his non-bonus cash compensation.

               (ii) SUBSEQUENT DEFERRAL ELECTION. A Participant's subsequent Deferral Election with respect to his Compensation (other than his Annual Bonus) for any Plan Year must be made on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate and in which such Compensation to be deferred is earned.

          (b) TERM. Each Participant's Deferral Election shall remain in effect for all such applicable Compensation earned during the current and all future Plan Years until the earlier of (i) the date the Participant ceases to be an active Participant for such Plan Year, or (ii) the date the Participant makes a subsequent Deferral Election or revokes such Deferral Election. If a Participant is transferred from the employment of one Participating Company to the employment of another Participating Company, his Deferral Election with the first Participating Company will remain in effect and will apply to his Compensation (other than his Annual Bonus) from the second Participating Company until the earlier of those events set forth in the preceding sentence.

          (c) AMOUNT. A Participant may elect to defer his Compensation payable in each regular paycheck in 1% increments, up to a maximum of 100% (or such other maximum percentage and/or amount, if any, established by the Administrative Committee from time-to-time); provided, for a Participant who participates in any Affiliate's employee pension benefit plan that is, or purports to be, qualified under Code Section 401(a) during a Plan Year, his deferrals under the Plan for such Plan Year shall be limited such that they shall not cause such Code Section 401(a) plan to fail the requirements of Code Section 415 with respect to such Participant.

          (d)REVOCATION. A Participant may revoke his Deferral Election by delivering a written, electronic or other form of notice of revocation to the Administrative Committee, and such revocation shall be effective as soon as practicable after the date on which it is received by the Administrative Committee. A Participant who revokes a Deferral Election may enter into a new Deferral Election with respect to his Compensation for any subsequent Plan Year by making such Deferral Election on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate and in which the Compensation to be deferred is earned.

          (e) ANNUAL BONUS ELECTION. To the extent permitted by the Administrative Committee, a Participant may complete and deliver to the Company (or its designee) an Annual Bonus Election with respect to an Annual Bonus payable during a Plan Year. The terms of such Annual Bonus Election shall be determined by reference to the foregoing provisions of this Section 3.2; provided, the following modifications shall apply:

               (i) EFFECTIVE. A Participant's Annual Bonus Election shall be effective for the Annual Bonus payable after the date the Annual Bonus Election is delivered to the Administrative Committee. The Participant shall deliver the Annual Bonus Election to the Administrative Committee on or before the last day of the Plan Year immediately preceding the Plan Year during which the Annual Bonus is payable.

               (ii) MODIFICATION. Such Annual Bonus Election shall remain in effect from year to year in accordance with its original terms until the Participant either makes a subsequent Annual Bonus Election, or revokes his Annual Bonus Election; provided, any such election or revocation may be effective only as to any Annual Bonuses to be paid in a subsequent Plan Year.

               (iii) FAILURE TO ELECT. If a Participant does not make an Annual Bonus Election for a Plan Year, no part of his Annual Bonus shall be deferred under the Plan.

               (iv) AMOUNT. The Participant may elect to reduce his Annual Bonus up to 100%; provided for a Participant who participates in any Affiliate's employee pension benefit plan that is, or purports to be, qualified under Code Section 401(a) during a Plan Year, his deferrals under the Plan for such Plan Year shall be limited such that they shall not cause such Code
         Section 401(a) plan to fail the requirements of Code Section 415 with respect to such Participant.

               (v) TERMINATION. If not earlier changed or revoked pursuant to the terms of subsection (e)(ii) hereof, a Participant's Annual Bonus Election shall terminate on the date the Participant ceases to be an active Participant.

          (f) CREDITING OF DEFERRAL CONTRIBUTIONS. For each Plan Year that a Participant has a Deferral Election or Annual Bonus Election in effect, the Administrative Committee shall credit the amount of such Participant's Deferral Contributions to his Account on, or as soon as practicable after, the Valuation Date on which such amount would have been paid to him but for his Deferral Election or Annual Bonus Election.

     3.3  MATCHING CONTRIBUTIONS.

     If and to the extent the Compensation Committee of the Board determines that the Company will make Matching Contributions for some or all Participants, then as of the end of each payroll period (or such other date or time as the Administrative Committee, in its sole discretion, determines from time-to-time), the Administrative Committee shall credit to each Participant's Account for such payroll period a Matching Contribution equal to the amount of the Matching Contribution so determined.

     3.4  DISCRETIONARY CONTRIBUTIONS.

     The amount of such Discretionary Contribution (if any) shall be determined by the Compensation Committee of the Board in its sole discretion. The Administrative Committee shall credit any such Discretionary Contribution to the Account of a Participant as of any Valuation Date.

     3.5  STOCK OPTION CONTRIBUTIONS.

     Each Eligible Employee who has an outstanding Stock Option may irrevocably elect to have the Participating Company defer under the Plan (as a Stock Option Contribution) all or a portion of the Net Option Shares that will become payable to him upon his exercise of such Stock Option, by completing and submitting to the Administrative Committee (or its designee) a Stock Option Election setting forth the terms of his election. Subject to any modifications, additions or exceptions that the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms and conditions shall apply to such elections:

          (a) ELECTION SPECIFICS. A Participant's Stock Option Election must specifically identify each of the Stock Options to which it will apply and the number of Net Option Shares which will be deferred under the Plan upon the exercise of each of such Stock Options. As part of the Stock Option Election, the Participant must certify and agree (i) that once he makes a Stock Option Election, it will be irrevocable; (ii) whether (and if so, the extent to which) he wants shares of Company Stock resulting from the Stock Option exercise to be considered Social Security Tax Shares;
(iii) that he will be permitted to exercise each of the designated Stock Options to yield therefrom the specified number of Net Option Shares and Social Security Tax Shares only by surrendering shares of Company Stock he owns at the time of exercise; (iv) to surrender any shares of Company Stock he acquired from a Participating Company, he must have owned such shares for at least 6 months prior to the exercise date of the designated Stock Option to which the surrender relates; (v) that he may surrender shares either directly or indirectly by providing an affidavit as to his ownership of the number of shares to be surrendered; (vi) that he will not exercise any of such designated Stock Options with respect to the Net Option Shares or Social Security Tax Shares before the end of the pre-exercise election period described in subsection (b) hereof; and (vii) upon exercise of each of the Stock Options and until distribution thereof, the deferred Net Option Shares will be deemed invested in the Company Stock Fund.

          (b) TIMING OF ELECTION. For a Participant's Stock Option Election to be effective with respect to deferring the receipt of Net Option Shares upon exercise of a designated Stock Option, the Participant must complete such election and deliver it to the Company at least 6 months before, and prior to the beginning of the calendar year in which, he exercises such option. Once a Participant elects to defer the receipt of Net Option Shares under a Stock Option, he may not exercise such Stock Option with respect to such shares prior to the end of such pre-exercise election period.

          (c) TERM. Once made and submitted to the Administrative Committee, a Participant's Stock Option Election will be irrevocable. Such election will terminate upon the earlier of (i) the date all of the designated Stock Options are fully exercised or expire, or (ii) the date the Participant ceases to be an active Participant.

          (d) EXERCISE OF STOCK OPTIONS. Upon the exercise of any of the Stock Options in accordance with a Participant's Stock Option Election (as described in this Section), the Administrative Committee shall credit to the Participant's Account as of the date of such exercise, a number of Company Stock Units equal to the number of Net Option Shares that would have been payable to the Participant but for such election.

     3.6  DEBITING OF DISTRIBUTIONS.

     As of each Valuation Date, the Administrative Committee shall debit each Participant's Account for any amount distributed from such Account since the immediately preceding Valuation Date.

     3.7  CREDITING OF EARNINGS.

     As of each Valuation Date, the Administrative Committee shall credit to each Participant's Account the amount of earnings and/or losses applicable thereto for the period since the immediately preceding Valuation Date. Such crediting of earnings and/or losses shall be effected as of each Valuation Date, as follows:

          (a)  GENERAL RULE.

               (i) RATE OF RETURN. The Administrative Committee shall first determine a rate of return for the period since the immediately preceding Valuation Date for each of the Investment Funds;

               (ii) AMOUNT INVESTED. The Administrative Committee next shall determine the amount of (i) each Participant's Account that was deemed invested in each Investment Fund as of the immediately preceding Valuation Date; minus (ii) the amount of any distributions debited from the amount determined in clause
         (i) since the immediately preceding Valuation Date; and

               (iii) DETERMINATION OF AMOUNT. The Administrative Committee shall then apply the rate of return for each Investment Fund for such Valuation Date (as determined in subsection (a) hereof) to the amount of the Participant's Account deemed invested in such Investment Fund for such Valuation Date (as determined in subsection (b) hereof), and the total amount of earnings and/or losses resulting therefrom shall be credited to such Participant's Account as of the applicable Valuation Date.

          (b) CASH DIVIDENDS. For Company Stock Units that have been credited to a Participant's Account on or before a record date for Company Stock cash dividends and that remain credited to his Account through the corresponding dividend payment date, the Administrative Committee shall credit to such Participant's Account a dollar amount equal to the amount of cash dividends that would have been paid on his Company Stock Units if each Company Stock Unit constituted one share of Company Stock. Such dollar amount then will be converted into a number of Company Stock Units equal to the number of full and fractional shares of Company Stock that could have been purchased, at fair market value on the dividend payment date, with such dollar amount.

          (c) ADJUSTMENTS FOR STOCK DIVIDENDS AND SPLITS. In the event of any subdivision or combination of the outstanding shares of Company Stock, by reclassification, stock split, reverse stock split or otherwise, or in the event of the payment of a stock dividend on Company Stock, or in the event of any other increase or decrease in the number of outstanding shares of Company Stock, other than the issuance of shares for value received by the Controlling Company or the redemption of shares for value, the number of Stock Units credited to a Participant's Account shall be adjusted upward or downward, as the case may be, to reflect the subdivision or combination of the outstanding shares. The amount of increase or decrease in the number of Company Stock Units in such event will be equal to the adjustment that would have been made if each Company Stock Unit credited to a Participant's Account immediately prior to the event constituted one share of Company Stock.

     3.8  VALUE OF ACCOUNT

          (a) GENERAL RULE. The value of a Participant's Account as of any date shall be equal to the aggregate value of all contributions and all investment earnings deemed credited to his Account as of such date, determined in accordance with this Article III.

          (b)  VALUE OF COMPANY STOCK.

               (i) NEW YORK STOCK EXCHANGE. For all purposes under the Plan for which the value of Company Stock must be determined as of any particular date as of which Company Stock is trading on the New York Stock Exchange, the fair market value per share of Company Stock on such date shall be the closing price of Company Stock on the New York Stock Exchange on such date. If, for any reason, the fair market value per share of Company Stock cannot be ascertained or is unavailable for a particular date, the fair market value of Company Stock on such date shall be determined as of the nearest preceding date on which the fair market value of Company Stock on such date shall be determined as of the nearest preceding date on which the fair market value can be ascertained pursuant to the terms hereof.

               (ii) OTHER EXCHANGE. For all purposes under the Plan for which the value of Company Stock must be determined as of any particular date on which Company Stock is not trading on the New York Stock Exchange but on which Company Stock is trading on another national securities exchange in the United States, the fair market value per share of Company Stock shall be the closing price of the Company Stock on such national securities exchange on such date. If Company Stock is trading on such other national securities exchange in the United States on such date but no sales of shares of Company Stock occurred thereon, the fair market value per share of Company Stock shall be the closing price of the Company Stock on the nearest preceding date. If on any particular date a public market shall exist for Company Stock but Company Stock is not trading on a national securities exchange in the United States, then, if Company Stock is listed on the National Market List by the National Association of Securities Dealers, Inc. (the "NASD"), the fair market value per share of Company Stock shall be the last sale price for such shares reflected on said market list for such date, and if Company Stock is not listed on the National Market List of the NASD, then the fair market value per share of Company Stock shall be the mean between the bid and asked quotations in the over-the-counter market for such shares on such date. If there is no bid and asked quotation for Company Stock on such date, the fair market value per share of Company Stock shall be the mean between the bid and asked quotations in the over-the-counter market for such shares on the nearest preceding date. If the fair market value per share of Company Stock cannot otherwise be determined under this Section as of a particular date, such value shall be determined by the Administrative Committee, in its sole discretion, based on all relevant available facts.

     3.9  VESTING

          (a) GENERAL. A Participant shall at all times be fully vested in his Deferral Contributions and Stock Option Contributions, and the earnings credited to his Account with respect to such Deferral and Stock Option Contributions. Any Matching Contributions and/or Discretionary Contributions credited to a Participant's Account and the earnings credited with respect thereto shall vest in accordance with the vesting schedule(s) specified and made effective for such contributions by the Compensation Committee of the Board, in its sole discretion.

          (b) CHANGE IN CONTROL. If a Change in Control occurs with respect to the Controlling Company, Participants shall be immediately 100% vested in the Matching Contributions credited to their Accounts as of the date of such Change in Control. Matching and Discretionary Contributions credited to Participants' Account after the date of a Change in Control shall continue to vest in accordance with the applicable vesting schedules as applied to the Participant's Matching and Discretionary Accounts pursuant to the Change in Control.

     3.10  NOTICE TO PARTICIPANTS OF ACCOUNT BALANCES.

     At least once for each Plan Year, the Administrative Committee shall cause a written statement of a Participant's Account balance to be distributed to the Participant.

     3.11  GOOD FAITH VALUATION BINDING.

     In determining the value of the Accounts, the Administrative Committee shall exercise its best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.

     3.12  ERRORS AND OMISSIONS IN ACCOUNTS.

     If an error or omission is discovered in the Account of a Participant or in the amount of a Participant's deferrals, the Administrative
Committee, in its sole discretion, shall cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.


                                 ARTICLE IV
                               INVESTMENT FUNDS

     4.1  SELECTION BY ADMINISTRATIVE COMMITTEE.

     From time to time, the Administrative Committee shall select two or more Investment Funds for purposes of determining the rate of return on amounts deemed invested in accordance with the terms of the Plan. The Administrative Committee may change, add or remove Investment Funds on a prospective basis at anytime(s) and in any manner it deems appropriate.

     4.2  PARTICIPANT DIRECTION OF DEEMED INVESTMENTS.

     Each Participant generally may direct the manner in which his Account shall be deemed invested in and among the Investment Funds; provided, any deferrals of Net Option Shares shall be and at all times remain credited to the Company Stock Fund. Any Participant investment directions permitted hereunder shall be made in accordance with the following terms:

               (a) NATURE OF PARTICIPANT DIRECTION. The selection of Investment Funds by a Participant shall be for the sole purpose of determining the rate of return to be credited to his Account, and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media. The Plan, as an unfunded, nonqualified deferred compensation Plan, at no time shall have any actual investment of assets relative to the benefits or Accounts hereunder.

          (b) INVESTMENT OF CONTRIBUTIONS. Each Participant may make an Investment Election prescribing the percentage of the future contributions that will be deemed invested in each Investment Fund. An initial Investment Election of a Participant shall be made as of the date the Participant commences participation in the Plan and shall apply to all contributions credited to such Participant's Account after such date. Such Participant may make subsequent Investment Elections as of any Business Day, and each such election shall apply to all such specified contributions credited to such Participant's Account after the Administrative Committee (or its designee) has a reasonable opportunity to process such election pursuant to such procedures as the Administrative Committee may determine from time-to-time. Any Investment Election made pursuant to this subsection with respect to future contributions shall remain effective until changed by the Participant.

          (c) INVESTMENT OF EXISTING ACCOUNT BALANCES. Each Participant may make an Investment Election prescribing the percentage of his existing Account balance that will be deemed invested in each Investment Fund. Such Participant may make such Investment Elections as of any Business Day, and each such election shall be effective after the Administrative Committee (or its designee) has a reasonable opportunity to process such election. Each such election shall remain in effect until changed by such Participant.

          (d) ADMINISTRATIVE COMMITTEE DISCRETION. The Administrative Committee shall have complete discretion to adopt and revise procedures to be followed in making such Investment Elections. Such procedures may include, but are not limited to, the process of making elections, the permitted frequency of making elections, the incremental size of elections, the deadline for making elections and the effective date of such elections. Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines or procedures specified in this Section shall supersede such provisions of this Section without the necessity of a Plan amendment.


                                 ARTICLE V
                         PAYMENT OF ACCOUNT BALANCES

     5.1 BENEFIT PAYMENTS UPON TERMINATION OF SERVICE FOR REASONS OTHER THAN DEATH.

          (a) GENERAL RULE CONCERNING BENEFIT PAYMENTS. In accordance with the terms of subsection (b) hereof, if a Participant terminates his employment with the Controlling Company and all of its Affiliates for any reason other than death, he (or his Beneficiary, if he dies after such termination of employment but before distribution of his Account) shall be entitled to receive or begin receiving a distribution of the total of (i) the entire vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed; PLUS (ii) the vested amount of Deferral, Matching, Discretionary and Stock Option Contributions made since such Valuation Date. For purposes of this subsection, the "Valuation Date on which such distribution is processed" refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in valuation, administration or any other procedure.

          (b)  TIMING OF DISTRIBUTION.

               (i) Except as provided in subsection (b)(ii) hereof, the vested benefit payable to a Participant under this Section shall be distributed as soon as administratively feasible after the date the Participant terminates his employment with the Controlling Company and all of its Affiliates for any reason other than death.

               (ii) A Participant may elect, at the time he makes his initial Deferral, Annual Bonus or Stock Option Election, to have his benefit payable under this Section paid (or commenced) on any date (whether before or after the date his employment terminates, but not earlier than 1 year after the end of the Plan Year for which such election applies) specified in such election. A Participant may elect a different benefit commencement date with respect to his Deferral and Annual Bonus Elections and his Stock Option Elections; provided, unless determined otherwise by the Administrative Committee, a Participant may elect no more than 2 different benefit commencement dates with respect to his Deferral and Annual Bonus Elections and may elect only 1 commencement date with respect to his Stock Option Elections. The Administrative Committee shall pay (or commence the payment of) the Participant's benefit as soon as administratively feasible after the time specified in such election; provided, with respect to each initial scheduled benefit commencement date, (as determined in accordance with the preceding sentence or subsection (b)(i) hereof), the Participant may make a one-time election in writing, at least 1 year before such initial scheduled benefit commencement date, to delay the payment (or commencement) of his total benefit payable on such date to a later date, and such total benefit shall be paid (or commenced) as soon as administratively feasible after such delayed date.

     5.2  FORM OF DISTRIBUTION.

          (a) SINGLE-SUM PAYMENT. Except as provided in subsection (b) hereof, the benefit payable to a Participant under Section 5.1 shall be distributed in the form of a single-sum payment.

          (b) ANNUAL INSTALLMENTS. A Participant may elect, at the time he makes his initial Deferral, Annual Bonus or Stock Option Election, to have his benefit payable under Section 5.1 paid in the form of annual installment payments. If a Participant does not initially elect the installment form of distribution for any portion of his benefit, that portion of his benefit shall be paid in the form of a single-sum payment unless, at least 1 year before his initial scheduled benefit commencement date (as determined in accordance with Section 5.1), the Participant makes a one-time election in writing to receive such benefit in the form of installment payments (in accordance with the terms of this subsection).
The following terms and conditions shall apply to installment payments made under the Plan:

               (i) The installment payments shall be made in substantially equal annual installments (adjusted for investment income between payments in the manner described in Section 3.7); provided, in no event shall such payments be made over a period in excess of 10 years. The initial value of the obligation for the installment payments shall be equal to the amount of the Participant's Account balance calculated in accordance with the terms of Section 5.1(a).

               (ii) If a Participant dies after payment of his benefit from the Plan has begun, but before his entire benefit has been distributed, the remaining amount of his Account balance shall be distributed to the Participant's designated Beneficiary in the form of a single-sum payment.

               (iii) Notwithstanding any election under this Section 5.2(b) to the contrary, any Participant whose benefit as of the date it is scheduled to commence in accordance with Section 5.1(b) is less than $10,000 per year, or such other minimum amount as may be determined by the Administrative Committee in its sole discretion, such benefit shall be paid in a single sum payment.

          (c) MULTIPLE FORMS OF DISTRIBUTION. To the extent a Participant elects multiple benefit commencement dates in accordance with Section 5.1(b)(ii), such Participant may elect, with respect to the total benefit corresponding to each benefit commencement date, to receive such total benefit in the form of either a single-sum payment or annual installments as set forth above.

          (d) CHANGE IN CONTROL. Notwithstanding anything in Section 5.1 or this Section 5.2 or any election made by the Participant to the contrary, any Participant (i) who terminates employment with all Affiliates for a reason other than his death within the 12 month period beginning on the date a Change in Control occurs, or (ii) whose installment payments as elected under Section 5.2(b) have commenced or are scheduled to commence as of the date of the Change in Control, will receive a full distribution of the benefit payable under Section 5.1(a) in the form of a single sum payment. Such payment shall be made as soon as administratively feasible after the date the Participant terminates employment with all Affiliates for any reason other than death or the date of the Change in Control, as applicable.

          (e) FORM OF ASSETS. All distributions shall be made in the form of cash, except for amounts deemed invested in the Company Stock Fund which shall be distributed in whole shares of Company Stock with fractional shares paid in cash.

     5.3  DEATH BENEFITS.

     If a Participant dies before payment of his benefit from the Plan is made or commenced, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee shall be entitled to receive a distribution of the total of (i) the entire vested amount credited to such Participant's Account, determined as of the Valuation Date on which such distribution is processed; PLUS (ii) the vested amount of Deferral, Matching, Discretionary and Stock Option Contributions made since such Valuation Date. For purposes of this Section, the "Valuation Date on which such distribution is processed" refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in valuation, administration or any other procedure. The benefit shall be distributed to such Beneficiary or Beneficiaries, as soon as administratively feasible after the date of the

Participant's death, in the form of a single-sum payment in cash or Company Stock as prescribed in Section 5.2(e).

     5.4  IN-SERVICE DISTRIBUTIONS.

          (a) HARDSHIP DISTRIBUTIONS. Upon receipt of an application for an in-service hardship distribution and the Administrative Committee's decision, made in its sole discretion, that a Participant has suffered a Financial Hardship, the Administrative Committee shall cause the Controlling Company to pay an in-service distribution to such Participant. Such distribution shall be paid in a single-sum payment, in cash or Company Stock as prescribed in Section 5.2(e), as soon as administratively feasible after the Administrative Committee determines that the Participant has incurred a Financial Hardship. The amount of such single-sum payment shall be limited to the amount reasonably necessary to meet the Participant's requirements resulting from the Financial Hardship. The amount of such distribution shall reduce the Participant's Account balance as provided in
Section 3.6.

          (b) DISTRIBUTIONS WITH FORFEITURE. Notwithstanding any other provision of this Article V to the contrary, a Participant may elect, at any time prior to termination of his employment with the Controlling Company and all of its Affiliates, to receive a distribution of a portion of the total of (i) the entire vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed; PLUS (ii) the vested amount of Deferral, Matching, Discretionary and Stock Option Contributions made since such Valuation Date. Such distribution shall be made in the form of a single-sum payment, in cash or Company Stock as prescribed in Section 5.2(e), as soon as administratively feasible after the date of the Participant's election under this subsection
(b). At the time such distribution is made, an amount equal to 10% of the amount distributed shall be permanently and irrevocably forfeited (and, if the distribution request is for 90% or more of such Participant's Account, the forfeiture amount shall be deducted from his distribution amount to the extent there otherwise will be an insufficient remaining Account balance from which to deduct this forfeiture). In addition, the Participant receiving such distribution shall immediately cease to actively participate in the Plan and shall not be eligible to resume active participation in the Plan for a period of 1 year after such distribution. Such participant may resume active participation in the Plan on the first day of the calendar month coincident with or next following the 1-year anniversary of such distribution by making a new Deferral, Annual Bonus and/or Stock Option Election and satisfying any other procedures for admission hereunder. If such Participant fails to make any such election on a timely basis, he shall be deemed to have elected not to participate in the Plan at that time.

     5.5  BENEFICIARY DESIGNATION.

          (a) GENERAL. Participants shall designate and from time to time may redesignate their Beneficiaries in such form and manner as the Administrative Committee may determine.

          (b) NO DESIGNATION OR DESIGNEE DEAD OR MISSING. In the event that:

               (i)  a Participant dies without designating a Beneficiary;

               (ii) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

               (iii) the Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year from the date benefits are to be paid to such person; then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant's Surviving Spouse, if any, and if not, the estate of the Participant.

     5.6  TAXES.

          If the whole or any part of any Participant's or Beneficiary's benefit hereunder shall become subject to any estate, inheritance, income or other tax which the Participating Company shall be required to pay or withhold, the Participating Company shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant or Beneficiary whose interests hereunder are so affected. Prior to making any payment, the Participating Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.


                                  ARTICLE VI
                                    CLAIMS

     6.1  CLAIMS.

          (a) INITIAL CLAIM. Claims for benefits under the Plan may be filed with the Administrative Committee on forms or in such other written documents, as the Administrative Committee may prescribe. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

          (b) APPEAL. Any Participant or Beneficiary who has been denied a benefit shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. The claimant (or his duly authorized representative) may review pertinent documents related to the Plan and in the Administrative Committee's possession in order to prepare the appeal. The request for review, together with written statement of the claimant's position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (a). The Administrative Committee's decision shall be made within 60 days following the filing of the request for review. If unfavorable, the notice of the decision shall explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

          (c) SATISFACTION OF CLAIMS. Any payment to a Participant or Beneficiary shall to the extent thereof be in full satisfaction of all claims hereunder against the Administrative Committee and the Participating Companies, any of whom may require such Participant or Beneficiary, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Administrative Committee or the Participating Companies. If receipt and release is required but the Participant or Beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution may be delayed until the Administrative Committee or the Participating Companies receive a proper receipt and release.


                              ARTICLE VII
                         SOURCE OF FUNDS; TRUST

     7.1  SOURCE OF FUNDS.

          Except as provided in this Section and Section 7.2 (relating to the Trust), each Participating Company shall provide the benefits described in the Plan from its general assets. However, to the extent that funds in such Trust allocable to the benefits payable under the Plan are sufficient, the Trust assets may be used to pay benefits under the Plan. If such Trust assets are not sufficient to pay all benefits due under the Plan, then the appropriate Participating Company shall have the obligation, and the Participant or Beneficiary, who is due such benefits, shall look to such Participating Company to provide such benefits.

     7.2  TRUST.

          (a) ESTABLISHMENT. To the extent determined by the Controlling Company, the Participating Companies shall transfer the funds necessary to fund benefits accrued hereunder to the Trustee to be held and administered by the Trustee pursuant to the terms of the Trust Agreement. Except as otherwise provided in the Trust Agreement, each transfer into the Trust Fund shall be irrevocable as long as a Participating Company has any liability or obligations under the Plan to pay benefits, such that the Trust property is in no way subject to use by the Participating Company; provided, it is the intent of the Controlling Company that the assets held by the Trust are and shall remain at all times subject to the claims of the general creditors of the Participating Companies.

          (b) DISTRIBUTIONS. Pursuant to the Trust Agreement, the Trustee shall make payments to Plan Participants and Beneficiaries in accordance with a payment schedule provided by the Participating Company. The Participating Company shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Participating Company.

          (c) STATUS OF THE TRUST. No Participant or Beneficiary shall have any interest in the assets held by the Trust or in the general assets of the Participating Companies other than as a general, unsecured creditor. Accordingly, a Participating Company shall not grant a security interest in the assets held by the Trust in favor of the Participants, Beneficiaries or any creditor.

          (d) CHANGE IN CONTROL. Notwithstanding anything in this Article VII to the contrary, in the event of a Change in Control, each of the Participating Companies shall immediately transfer to the Trustee an amount equal to the aggregate of all benefit amounts (determined as of the Valuation Date as of which the Change in Control occurs) of all Participants for which such Participating Company is liable for payment in accordance with the terms of Section 3.1(c). The funds so transferred shall be held and administered by the Trustee pursuant to the terms of the Trust Agreement and the foregoing provisions of this Section 7.2.


                              ARTICLE VIII
                        ADMINISTRATIVE COMMITTEE

     8.1  ACTION.

          Action of the Administrative Committee may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee is a Participant or Beneficiary, he shall not participate in any decision which solely affects his own benefit under the Plan. For purposes of administering the Plan, the Administrative Committee shall choose a secretary who shall keep minutes of the committee's proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or any other written direction on behalf of the Administrative Committee.

     8.2  RIGHTS AND DUTIES.

          The Administrative Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

          (a)  To construe, interpret and administer the Plan;

          (b) To make determinations required by the Plan, and to maintain records regarding Participants' and Beneficiaries' benefits hereunder;

          (c) To compute and certify to the Participating Company the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

          (d) To authorize all disbursements by the Participating Company pursuant to the Plan;

          (e) To maintain all the necessary records of the administration of the Plan;

          (f) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

          (g) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder;

          (h) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

     The Administrative Committee shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

     8.3  COMPENSATION, INDEMNITY AND LIABILITY.

          The Administrative Committee and its members shall serve as such without bond and without compensation for services hereunder. All expenses of the Administrative Committee shall be paid by the Participating Companies. No member of the committee shall be liable for any act or omission of any other member of the committee, nor for any act or omission on his own part, excepting his own willful misconduct. The Participating Companies shall indemnify and hold harmless the Administrative Committee and each member thereof against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct.



                                ARTICLE IX
                        AMENDMENT AND TERMINATION

     9.1  AMENDMENTS.

          The Administrative Committee shall have the right, in its sole discretion, to amend the Plan in whole or in part at any time and from time to time; provided, any amendment that may result in significantly increased expenses under the Plan must be approved by the Board. Any amendment shall be in writing and executed by a duly authorized officer of the Controlling Company. An amendment to the Plan may modify its terms in any respect whatsoever, and may include, without limitation, a permanent or temporary freezing of the Plan such that the Plan shall remain in effect with respect to existing Account balances without permitting any new contributions; provided, no such action may reduce the amount already credited to a Participant's Account without the affected Participant's written consent. All Participants and Beneficiaries shall be bound by such amendment.

     9.2  TERMINATION OF PLAN.

          The Controlling Company expects to continue the Plan but reserves the right to discontinue and terminate the Plan at any time, for any reason. Any action to terminate the Plan shall be taken by the Board in the form of a written Plan amendment executed by a duly authorized officer of the Controlling Company. If the Plan is terminated, each Participant shall become 100 % vested in his Account which shall be distributed in a single-sum as soon as practicable after the date the Plan is terminated. The amount of any such distribution shall be determined as of the Valuation Date such termination distribution is to be processed. Such termination shall be binding on all Participants and Beneficiaries.

                                 ARTICLE X
                               MISCELLANEOUS

     10.1  TAXATION.

          It is the intention of the Controlling Company that the benefits payable hereunder shall not be deductible by the Participating Companies nor taxable for federal income tax purposes to Participants or Beneficiaries until such benefits are paid by the Participating Company, or the Trust, as the case may be, to such Participants or Beneficiaries. When such benefits are so paid, it is the intention of the Controlling Company that they shall be deductible by the Participating Companies under Code
Section 162.

     10.2  NO EMPLOYMENT CONTRACT.

          Nothing herein contained is intended to be nor shall be construed as constituting a contract or other arrangement between a Participating Company and any Participant to the effect that the Participant will be employed by the Participating Company for any specific period of time.

     10.3  HEADINGS.

          The headings of the various articles and sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a section shall refer to a section of the Plan unless specified otherwise.

     10.4  GENDER AND NUMBER.

          Use of any gender in the Plan will be deemed to include all genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.

     10.5  ASSIGNMENT OF BENEFITS.

          The right of a Participant or his Beneficiary to receive payments under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or Beneficiary, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.

     10.6  LEGALLY INCOMPETENT.

          The Administrative Committee, in its sole discretion, may direct that payment be made to an incompetent or disabled person, whether because of minority or mental or physical disability, to the guardian of such person or to the person having custody of such person, without further liability on the part of the Participating Company for the amount of such payment to the person on whose account such payment is made.

     10.7  GOVERNING LAW.

          The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law (including ERISA) and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by its duly authorized officer on the 1st day of December, 1998.


                                          AFLAC INCORPORATED



                                          By: /s/ Kriss Cloninger, III
                                             --------------------------


                                          Title: Executive Vice President
                                                 Chief Financial Officer

                                   EXHIBIT A

                            PARTICIPATING COMPANIES
                             (See Subsection 1.27)


COMPANY NAMES                                           EFFECTIVE DATE
--------------                                          --------------

Communicorp, Inc.                                Effective Date of the Plan

American Family Life Assurance Company
  of New York                                    Effective Date of the Plan

AFLAC International, Inc.                        Effective Date of the Plan

American Family Life Assurance Company
  of Columbus                                    Effective Date of the Plan